NEWS RELEASE	Exhibit 99.1

RIVERVIEW FINANCIAL CORPORATION

REPORTS FIRST QUARTER FINANCIAL RESULTS FOR 2021

HARRISBURG, PA, April 21, 2021 / PRNEWSWIRE / Riverview Financial Corporation (the “Company” or “Riverview”) (NASDAQ: RIVE), the holding company for Riverview Bank (the “Bank”), today reported unaudited financial results at and for the three months ended March 31, 2021. Riverview reported net income of $3.1 million, or $0.33 per basic and diluted weighted average common share, for the first quarter of 2021, compared to net income of $633 thousand, or $0.07 per basic and diluted weighted average common share, for the first quarter of 2020.

The increase in the Company’s earnings for the three months ended March 31, 2021 as compared to the same period in 2020 was the result of the impact of ongoing efficiency initiatives, including branch office consolidations, an increase in loan income from the recognition of interest and fees earned on Paycheck Protection Program (“PPP”) Loans and lower deposit costs. The Company implemented cost reduction strategies beginning in 2019, and those efforts continued through the end of the fourth quarter of 2020 by implementing additional efficiency initiatives aimed at substantially lowering operating costs. The COVID-19 pandemic continues to place additional pressure on Bank earnings, causing increased emphasis on the need to improve operational efficiency to help mitigate margin compression and noninterest income reductions. As a result, Riverview closed two branch offices in January 2021 and will be completing the sale of two additional branches in May of 2021.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Riverview believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measures is provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

HIGHLIGHTS

•

Return on average stockholders’ equity and return on average total assets were 12.55% and 0.91% for the first quarter 2021. Return on average tangible stockholders’ equity was 12.78% for the first quarter 2021.

•	Tangible book value increased $0.49 per share to $10.36 per share at March 31, 2021 from $9.87 per share at March 31, 2020.

•	Tax-equivalent net interest income improved 9.6% to $9.7 million for the quarter ended March 31, 2021, compared to $8.8 million for the comparable quarter of 2020.

•	Total interest-bearing deposit costs declined 47 basis points to 0.43% for the first quarter 2021 compared to 0.90% for the same quarter 2020.

•

Noninterest bearing deposits increased 32.8% to $197.4 million at March 31, 2021 from $148.6 million at March 31, 2020, demonstrating success in our strategy to place greater emphasis on growth in lower cost of funds deposit accounts.

•	Operating efficiency ratio improved to 68.94% in the first quarter of 2021 compared to 82.49% in the comparable quarter of 2020.

•	Realized a 9.1% year over year reduction in total noninterest expense. For the three months ended March 31, noninterest expense decreased to $8.4 million in 2021 compared to $9.2 million in 2020.

•	Total loans 30 or more days past due plus nonaccrual loan balances total $4.3 million, or 0.39% of total loans outstanding, the lowest quarter end dollar level since December 2016.

•	For the three months ended March 31, net charge-offs to average loans, net were 0.02% in 2021 and 0.49% in 2020.

•

The allowance for loan losses totaled $12.1 million, or 1.11% of loans, net at March 31, 2021 compared to $8.3 million or 0.93% of loans, net at March 31, 2020. Excluding 100% SBA guaranteed PPP loan balances, the allowance for loan losses represented 1.38% of loans, net at March 31, 2021.

•

Nonperforming assets totaled $13.2 million or 1.20% of loans, net and foreclosed assets at March 31, 2021. Excluding performing troubled debt restructured loans, nonperforming assets represented 0.29% of loans, net and foreclosed assets at the end of the first quarter 2021.

•

The coverage ratio, the allowance for loan losses as a percentage of nonperforming assets, was 92.3% at March 31, 2021. Excluding accruing restructured loans, the coverage ratio was 378.0% at March 31, 2021.

•

Continued reduction in COVID-19 pandemic related loan deferments during the first quarter of 2021. As of March 31, 2021, loans in deferment consist of 15 loans totaling $18.6 million, representing 1.7% of total outstanding loan balances, or 2.1% excluding outstanding PPP loan balances. Total current principal and interest deferred for these 15 loans totaled $1.3 million. As of December 31, 2020, loans in deferment consists of 19 loans totaling $21.9 million, representing 1.92% of total outstanding loan balances, or 2.46% excluding outstanding PPP loan balances.

•

Funded $19.3 million of loans through the second round of the CARES Act Paycheck Protection Program in the first quarter 2021. Aggregate remaining accrued and unearned Small Business Administration PPP origination fees total $5.0 million at March 31, 2021.

•	Tangible stockholders’ equity to tangible assets, excluding PPP loans, was 8.36% at March 31, 2021.

Brett D. Fulk, President and CEO, commented, “It is truly a pleasure to report first quarter 2021 earnings of $0.33 per share, an increase of 94%, when compared to the previous quarter’s $0.17 per share. First quarter 2021 earnings also compare quite favorably to the $0.07 per share reported for the same period last year. This significant improvement in earnings is the direct result of previously disclosed efficiency initiatives that began in 2019, significant PPP loan generation during 2020, and ongoing expense and pricing discipline. Additionally, despite the challenges to the economy created by the COVID-19 virus, I am pleased to also report strong credit quality metrics for the first quarter. At the end of the first quarter 2021, we reported the lowest level of nonaccrual and past due loan balances since the fourth quarter of 2016. It is particularly gratifying to report solid credit quality when it is due in no small measure to intentional strategic decisions implemented proactively to reduce the credit risk profile of our balance sheet in the two years prior to the COVID-19 outbreak. The invaluable hard work and dedication of our outstanding employees, coupled with focused strategic initiatives developed and deployed to increase core earnings on a consistent basis, is the reason we have achieved these results. The effectiveness of our efforts is evidenced by first quarter 2021 return on average assets and return on average tangible stockholder equity results of 0.91% and 12.78% respectively.” Fulk continued, “while we are not yet through the current margin compression cycle or beyond potential negative impact to credits within our portfolio resulting from the ongoing pandemic environment, continued results such as these will ultimately allow us to revisit our current dividend policy, as well as establishing a core earnings platform necessary to provide enhanced long-term shareholder returns.”

Fulk concluded “Organic loan growth remained muted and outstanding loan balances declined during the first quarter of 2021 as receipt of PPP loan forgiveness applications accelerated and related loan balances were repaid by the SBA. However, we are beginning to experience increased loan application activity as local economies and businesses begin to reopen and recently hired commercial relationship managers introduce opportunities for us with customers that have become disenfranchised with their current banks. These customers are those that place a high value upon responsiveness, local representation and personal relationships, all areas in which we excel. I anticipate organic loan growth to accelerate throughout the remainder of 2021 as the economy continues to reopen and we leverage our past expansion into new growth markets, expand upon new relationships created by processing PPP loans for non-bank customers in both rounds of PPP lending, and hire additional experienced and established asset generation team members throughout our markets.”

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three months ended March 31, increased to $9.7 million in 2021 from $8.8 million in 2020. The increase in tax-equivalent net interest income was primarily attributable to the recognition of interest and fees earned on PPP loans and lower deposit costs. The tax-equivalent net interest margin for the three months ended March 31, 2021, decreased to 3.04% from 3.60% for the comparable period of 2020. The tax-equivalent net interest margin, excluding income and fees earned on PPP loans, was 3.19% in the first quarter of 2021. The tax-equivalent yield on the loan portfolio decreased to 3.82% in the first quarter of 2021 compared to 4.64% in first quarter of 2020. The actions taken by the Federal Open Market Committee in March 2020 to reduce its target federal funds rate by 150 basis points impacted the loan portfolio yield as it had a corresponding adverse effect on our floating and adjustable rate loans along with lower yields on new originations compared to those on payments and prepayment on existing loans. Investments yielded 2.09% on a tax-equivalent basis in the first quarter of 2021 compared to 2.85% for the same period last year. For the three months ended March 31, the cost of deposits decreased 47 basis points to 0.43% in 2021 from 0.90% in 2020. Loans, net averaged $1.1 billion in the first quarter of 2021 and $874.4 million in the first quarter of 2020. Average investments totaled $133.0 million in 2021 and $82.0 million in 2020. Average interest-bearing liabilities increased to $1.1 billion in 2021 from $807.9 million for the three months ended March 31, 2020.

The Company did not recognize a charge in the form of a provision for loan losses in the first quarter of 2021 based on the results from its adequacy modeling of the allowance for loan loss account at March 31, 2021. Comparatively, the provision for loan losses totaled $1.8 million for the same period in 2020. The 2020 increase in the provision for loan losses was the combined result of organic loan growth, excluding PPP loan balances outstanding, and changes in qualitative factors related to the allowance for loan losses reserve associated with increasing risks within the economy and our credit portfolio due to the effects of COVID-19.

For the quarter ended March 31, noninterest income decreased by $407 thousand to $2.5 million in 2021 from $2.9 million in 2020. The primary contributor to the overall decrease was $569 thousand less in gains on the sale of investment securities offset partially by increases in service charges, fees and commissions of $93 thousand and the recognition of higher comparable trust and mortgage banking income of $47 thousand and $43 thousand.

Noninterest expense decreased to $8.4 million for the three months ended March 31, 2021, from $9.2 million for the same period last year. The overall decrease was primarily due to a decrease of $589 thousand in salaries and employee benefit expenses due to the implementation of the reduction in force initiatives from branch closures and consolidation of departments. Other expenses decreased $190 thousand comparing the first quarters of 2021 and 2020 due to implementing efficiency initiatives and selective expense reductions made during the COVID-19 shutdowns.

BALANCE SHEET REVIEW

Total assets, loans, net, and deposits totaled $1.4 billion, $1.1 billion, and $1.1 billion, respectively, at March 31, 2021. For the three months ended March 31, 2021, total assets and deposits increased $17.3 million, and $65.5 million, respectively. Loans, net decreased $47.4 million in the first quarter of 2021 as business lending, including commercial and commercial real estate loans, decreased $44.7 million due primarily to SBA forgiveness payments on PPP loans. For this same period, construction lending increased $4.9 million while retail lending, which includes residential mortgage, home equity and consumer loans, decreased $7.6 million. Total investments increased to $155.9 million at March 31, 2021, compared to $103.7 million at December 31, 2020 as security purchases more than offset payments and prepayments. The increase in total deposits consisted of increases in noninterest-bearing deposits of $23.8 million and interest-bearing deposits of $41.7 million. As a percentage of total deposits, noninterest-bearing deposits amounted to 18.3% at March 31, 2021 and 17.1% at December 31, 2020. Long term debt decreased $48.1 million primarily through the repayment of the Federal Reserve’s PPPLF program as PPP loans were forgiven in the first quarter of 2021.

Stockholders’ equity totaled $98.6 million, or $10.55 per share, at March 31, 2021 and $97.4 million, or $10.47 per share, at December 31, 2020. The increase in stockholders’ equity for the three months ended March 31, 2021 was due primarily to recognizing earnings partially offset by a change in accumulated other comprehensive income. Tangible stockholders’ equity per common share increased to $10.36 at March 31, 2021, compared to $9.87 at March 31, 2020.

ASSET QUALITY REVIEW

Nonperforming assets were $13.2 million, or 1.20% of loans, net, and foreclosed assets at March 31, 2021, $12.0 million or 1.05% at December 31, 2020, and $5.7 million or 0.65% at March 31, 2020. Nonaccrual loan growth of $1.4 million caused primarily by one commercial relationship was responsible for the increase in the first quarter of 2021. Accruing troubled debt restructured (“TDR”) loans totaled $9.9 million at March 31, 2021 and was due primarily to one commercial real estate relationship. Adjusting for accruing restructured loans, nonperforming assets were $3.2 million, or 0.29% of loans, net and foreclosed assets at March 31, 2021, and $2.0 million, or 0.18%, at December 31, 2020. The allowance for loan losses balance equaled $12.1 million, or 1.11%, of loans, net, and 1.38% excluding 100% SBA guaranteed PPP loan balances outstanding, at March 31, 2021, compared to $12.2 million, or 1.07%, of loans, net, and 1.37% excluding 100% SBA guaranteed PPP loan balances outstanding at December 31, 2020. The coverage ratio, the allowance for loan losses as a percentage of nonperforming assets, was 92.3% at March 31, 2021 and 102.0% at December 31, 2020. Excluding accruing restructured loans, the coverage ratio was 378.0% at March 31, 2021. Loans charged-off, net of recoveries, for the three months ended March 31, 2021 equaled $60 thousand compared to $1.1 million for the same period last year.

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry, Schuylkill and Somerset Counties through 25 community banking offices and three limited purpose offices. Each full-service community banking office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the NASDAQ Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’s operations, pricing, products and services and other factors that may be described in Riverview’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Beginning with the first quarter of 2020, the COVID-19 pandemic continues to have an adverse impact on the Company, its customers and the communities it serves. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on the Company’s business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be back to normal. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, the Company could be subject to any of the following risks, any of which could have a material, adverse effect on the Company’s business, financial condition, liquidity, and results of operations: the demand for Bank’s products and services may decline, making it difficult to grow assets and income; if the economy is unable to continue to substantially reopen, and higher levels of unemployment persist, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; the Company’s allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect the Company’s net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to the Company; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on the Company’s assets may decline to a greater extent than the decline in the Company’s cost of interest-bearing liabilities, continue reducing the Company’s net interest margin and spread and net income; the Company’s wealth management revenues may decline with continuing market turmoil; and the Company’s cybersecurity risks are increased as the result of an increase in the number of employees working remotely. The risk factors associated with this event could have a material adverse effect on significant estimates, operations and business results of Riverview. Significant estimates as disclosed in Riverview’s Forms 10-K and 10-Q include allowance for loan losses, fair value of financial instruments, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loan, determination of other-than-temporary impairment losses on securities, impairment of goodwill and intangible assets.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and Core net income ratios. The reported results included in this press release contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2021	2020	2020	2020	2020
Key performance data:

Per common share data:
Net income (loss)	$0.33	$0.17	$0.08	$(2.61)	$0.07
Core net income (1)	$0.31	$0.17	$0.07	$0.05	$0.00
Cash dividends declared	$0.00	$0.00	$0.00	$0.08	$0.08
Book value	$10.55	$10.47	$10.28	$10.20	$12.82
Tangible book value (1)	$10.36	$10.26	$10.04	$9.94	$9.87
Market value:
High	$10.82	$9.50	$7.77	$7.60	$13.60
Low	$9.01	$6.76	$5.25	$4.13	$5.25
Closing	$10.45	$9.15	$6.76	$5.38	$6.47
Market capitalization	$97,695	$85,154	$62,729	$49,839	$59,757
Common shares outstanding	9,348,831	9,306,442	9,279,503	9,263,697	9,236,039

Selected ratios:

Return on average stockholders’ equity	12.55%	6.51%	2.88%	(81.21)%	2.14%

Core return on average stockholders’ equity (1)	11.75%	6.51%	2.88%	1.55%	(0.04)%

Return on average tangible stockholders’ equity (1)	12.78%	6.66%	2.95%	(104.88)%	2.77%

Core return on average tangible stockholders’ equity (1)	11.97%	6.66%	2.95%	2.00%	(0.05)%

Tangible stockholders’ equity to tangible assets (1)	7.05%	7.05%	6.88%	6.85%	8.36%

Return on average assets	0.91%	0.46%	0.20%	(7.50)%	0.23%

Core return on average assets (1)	0.85%	0.46%	0.20%	0.14%	0.00%

Stockholders’ equity to total assets	7.17%	7.18%	7.03%	7.01%	10.60%

Efficiency ratio (2)	68.94%	76.13%	77.46%	76.84%	82.49%

Nonperforming assets to loans, net, and foreclosed assets	1.20%	1.05%	1.12%	1.15%	0.65%

Net charge-offs to average loans, net	0.02%	0.02%	(0.02)%	0.20%	0.49%

Allowance for loan losses to loans, net	1.11%	1.07%	1.00%	0.84%	0.93%

Earning assets yield (FTE) (3)	3.54%	3.74%	3.73%	3.85%	4.39%

Cost of funds	0.59%	0.63%	0.56%	0.67%	0.95%

Net interest spread (FTE) (3)	2.95%	3.11%	3.17%	3.18%	3.44%

Net interest margin (FTE) (3)	3.04%	3.21%	3.26%	3.29%	3.60%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)

Total noninterest expense less amortization of intangible assets and goodwill impairment charge divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.

(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Riverview Financial Corporation

Consolidated Statements of Income

(In thousands, except per share data)

Three Months Ended	Mar 31	Mar 31
	2021	2020
Interest income:
Interest and fees on loans:
Taxable	$10,348	$9,782
Tax-exempt	176	245
Interest and dividends on investment securities:
Taxable	494	535
Tax-exempt	152	37
Interest on interest-bearing deposits in other banks	9	89
Total interest income	11,179	10,688

Interest expense:
Interest on deposits	923	1,789
Interest on short-term borrowings		5
Interest on long-term debt	646	123
Total interest expense	1,569	1,917
Net interest income	9,610	8,771
Provision for loan losses		1,800
Net interest income after provision for loan losses	9,610	6,971

Noninterest income:
Service charges, fees and commissions	1,474	1,381
Commissions and fees on fiduciary activities	260	213
Wealth management income	214	220
Mortgage banking income	151	108
Life insurance investment income	178	193
Net gain (loss) on sale of investment securities available-for-sale	246	815
Total noninterest income	2,523	2,930

Noninterest expense:
Salaries and employee benefits expense	4,467	5,056
Net occupancy and equipment expense	1,190	1,180
Amortization of intangible assets	132	170
Net cost (benefit) of operation of other real estate owned	(29)	(11)
Other expenses	2,627	2,817
Total noninterest expense	8,387	9,212
Income before income taxes	3,746	689
Income tax expense	686	56
Net income	$3,060	$633
Other comprehensive income:
Unrealized gain on investment securities available-for-sale	$(3,029)	$1,053
Reclassification adjustment for (gain) loss included in net income	(246)	(815)
Change in pension liability
Change in cash flow hedge	657
Income tax expense related to other comprehensive income	(550)	50
Other comprehensive income (loss), net of income taxes	(2,068)	188
Comprehensive income (loss)	$992	$821

Per common share data:
Net income (loss):
Basic	$0.33	$0.07
Diluted	$0.33	$0.07
Average common shares outstanding:
Basic	9,341,291	9,223,445
Diluted	9,341,533	9,233,060
Cash dividends declared	$0.00	$0.08

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Three months ended	Mar 31	Dec 30	Sep 30	Jun 30	Mar 31
	2021	2020	2020	2020	2020
Interest income:
Interest and fees on loans:
Taxable	$10,348	$11,403	$11,265	$10,602	$9,782
Tax-exempt	176	179	223	236	245
Interest and dividends on investment securities available-for-sale:
Taxable	494	411	360	396	535
Tax-exempt	152	113	71	68	37
Interest on interest-bearing deposits in other banks	9	8	11	12	89
Total interest income	11,179	12,114	11,930	11,314	10,688

Interest expense:
Interest on deposits	923	1,035	1,200	1,395	1,789
Interest on short-term borrowings				23	5
Interest on long-term debt	646	684	304	225	123
Total interest expense	1,569	1,719	1,504	1,643	1,917
Net interest income	9,610	10,395	10,426	9,671	8,771
Provision for loan losses		626	1,844	2,012	1,800
Net interest income after provision for loan losses	9,610	9,769	8,582	7,659	6,971

Noninterest income:
Service charges, fees and commissions	1,474	642	1,099	1,011	1,381
Commissions and fees on fiduciary activities	260	292	246	210	213
Wealth management income	214	240	220	196	220
Mortgage banking income	151	333	401	391	108
Life insurance investment income	178	177	192	193	193
Net gain (loss) on sale of investment securities available-for-sale	246				815
Total noninterest income	2,523	1,684	2,158	2,001	2,930

Noninterest expense:
Salaries and employee benefits expense	4,467	4,755	5,411	4,985	5,056
Net occupancy and equipment expense	1,190	1,465	1,428	1,068	1,180
Amortization of intangible assets	132	309	170	169	170
Goodwill impairment				24,754
Net cost (benefit) of operation of other real estate owned	(29)	15	51		(11)
Other expenses	2,627	3,020	2,918	2,978	2,817
Total noninterest expense	8,387	9,564	9,978	33,954	9,212
Income (loss) before income taxes	3,746	1,889	762	(24,294)	689
Income tax expense (benefit)	686	306	67	(172)	56
Net income (loss)	$3,060	$1,583	$695	$(24,122)	$633

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$(3,029)	$94	$114	$840	$1,053
Reclassification adjustment for (gain) loss included in net income	(246)				(815)
Change in pension liability		166
Change in cash flow hedge	657	161	49	(38)
Income tax expense (benefit) related to other comprehensive income (loss)	(550)	88	35	168	50
Other comprehensive income (loss), net of income taxes	(2,068)	333	128	634	188
Comprehensive income (loss)	$992	$1,916	$823	$(23,488)	$821
Per common share data:
Net income (loss):
Basic	$0.33	$0.17	$0.08	$(2.61)	$0.07
Diluted	$0.33	$0.17	$0.08	$(2.61)	$0.07
Average common shares outstanding:
Basic	9,341,291	9,287,196	9,273,666	9,249,184	9,223,445
Diluted	9,341,533	9,287,196	9,273,666	9,249,184	9,233,060
Cash dividends declared	$0.00	$0.00	$0.00	$0.08	$0.08

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2021	2020	2020	2020	2020
Net interest income:
Interest income
Loans, net:
Taxable	$10,348	$11,403	$11,265	$10,602	$9,782
Tax-exempt	223	227	282	299	310
Total loans, net	10,571	11,630	11,547	10,901	10,092
Investments:
Taxable	494	411	360	396	535
Tax-exempt	192	143	90	86	47
Total investments	686	554	450	482	582
Interest on interest-bearing balances in other banks	9	8	11	12	89
Total interest income	11,266	12,192	12,008	11,395	10,763
Interest expense:
Deposits	923	1,035	1,200	1,395	1,789
Short-term borrowings				23	5
Long-term debt	646	684	304	225	123
Total interest expense	1,569	1,719	1,504	1,643	1,917
Net interest income	$9,697	$10,473	$10,504	$9,752	$8,846

Yields on earning assets:
Loans, net:
Taxable	3.83%	4.00%	3.95%	4.10%	4.69%
Tax-exempt	3.36%	3.29%	3.57%	3.46%	3.50%
Total loans, net	3.82%	3.98%	3.94%	4.08%	4.64%
Investments:
Taxable	2.19%	2.04%	2.17%	2.74%	2.78%
Tax-exempt	1.88%	2.98%	3.31%	4.10%	4.08%
Total investments	2.09%	2.22%	2.33%	2.91%	2.85%
Interest-bearing balances with banks	0.10%	0.09%	0.11%	0.10%	1.17%
Federal funds sold
Total earning assets	3.54%	3.74%	3.73%	3.85%	4.39%
Costs of interest-bearing liabilities:
Deposits	0.43%	0.49%	0.56%	0.67%	0.90%
Short-term borrowings				0.33%	2.03%
Long-term debt	1.25%	1.15%	0.56%	0.74%	4.19%
Total interest-bearing liabilities	0.59%	0.63%	0.56%	0.67%	0.95%
Net interest spread	2.95%	3.11%	3.17%	3.18%	3.44%
Net interest margin	3.04%	3.21%	3.26%	3.29%	3.60%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
At period end	2021	2020	2020	2020	2020
Assets:
Cash and due from banks	$9,496	$13,511	$10,646	$10,195	$12,128
Interest-bearing balances in other banks	53,668	36,270	21,312	33,033	61,107
Federal funds sold
Investment securities available-for-sale	155,863	103,695	98,846	74,134	68,402
Loans held for sale	2,502	4,338	4,547	4,252	272
Loans, net	1,091,824	1,139,239	1,163,442	1,165,453	887,449
Less: allowance for loan losses	12,140	12,200	11,624	9,736	8,251
Net loans	1,079,684	1,127,039	1,151,818	1,155,717	879,198
Premises and equipment, net	17,991	18,147	18,419	18,668	18,875
Accrued interest receivable	4,189	4,216	3,218	1,826	2,589
Goodwill					24,754
Other intangible assets, net	1,786	1,918	2,227	2,397	2,566
Other assets	49,661	48,420	45,739	46,578	47,152
Total assets	$1,374,840	$1,357,554	$1,356,772	$1,346,800	$1,117,043
Liabilities:
Deposits:
Noninterest-bearing	$197,360	$173,600	$178,168	$173,567	$148,633
Interest-bearing	883,568	841,860	853,145	849,586	809,870
Total deposits	1,080,928	1,015,460	1,031,313	1,023,153	958,503
Short-term borrowings
Long-term debt	180,644	228,765	217,031	217,010	26,992
Accrued interest payable	1,347	1,038	591	457	424
Other liabilities	13,298	14,859	12,413	11,728	12,683
Total liabilities	1,276,217	1,260,122	1,261,348	1,252,348	998,602
Stockholders’ equity:
Common stock	102,861	102,662	102,672	102,552	102,386
Capital surplus	292	292	190	161	134
Retained earnings (accumulated deficit)	(3,397)	(6,457)	(8,040)	(8,735)	16,081
Accumulated other comprehensive income (loss)	(1,133)	935	602	474	(160)
Total stockholders’ equity	98,623	97,432	95,424	94,452	118,441
Total liabilities and stockholders’ equity	$1,374,840	$1,357,554	$1,356,772	$1,346,800	$1,117,043

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
Average quarterly balances	2021	2020	2020	2020	2020
Assets:
Loans, net:
Taxable	$1,095,594	$1,134,149	$1,134,625	$1,041,161	$838,825
Tax-exempt	26,952	27,425	31,451	34,723	35,595
Total loans, net	1,122,546	1,161,574	1,166,076	1,075,884	874,420
Investments:
Taxable	91,549	79,996	66,049	58,230	77,400
Tax-exempt	41,443	19,102	10,812	8,442	4,628
Total investments	132,992	99,098	76,861	66,672	82,028
Interest-bearing balances with banks	36,101	35,381	38,334	48,174	30,490
Federal funds sold
Total earning assets	1,291,639	1,296,053	1,281,271	1,190,730	986,938
Other assets	72,586	70,815	73,079	102,097	98,407
Total assets	$1,364,225	$1,366,868	$1,354,350	$1,292,827	$1,085,345

Liabilities and stockholders’ equity:
Deposits:
Noninterest-bearing	$176,895	$173,629	$175,402	$171,500	$144,630
Interest-bearing	863,765	847,124	853,782	837,512	795,084
Total deposits	1,040,660	1,020,753	1,029,184	1,009,012	939,714
Short-term borrowings				28,417	989
Long-term debt	209,781	236,043	217,021	122,875	11,817
Other liabilities	14,861	13,389	12,135	13,062	13,668
Total liabilities	1,265,302	1,270,185	1,258,340	1,173,366	966,188
Stockholders’ equity	98,923	96,683	96,010	119,461	119,157
Total liabilities and stockholders’ equity	$1,364,225	$1,366,868	$1,354,350	$1,292,827	$1,085,345

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2021	2020	2020	2020	2020
At quarter end:
Nonperforming assets:
Nonaccrual loans	$2,828	$1,421	$3,225	$3,241	$2,048
Accruing restructured loans	9,939	9,963	9,648	9,592	2,646
Accruing loans past due 90 days or more	165	156	108	183	691
Foreclosed assets	219	422	25	363	346
Total nonperforming assets	$13,151	$11,962	$13,006	$13,379	$5,731

Three months ended:
Allowance for loan losses:
Beginning balance	$12,200	$11,624	$9,736	$8,251	$7,516
Charge-offs	94	100	42	574	1,123
Recoveries	34	50	86	47	58
Provision for loan losses		626	1,844	2,012	1,800
Ending balance	$12,140	$12,200	$11,624	$9,736	$8,251

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
Three months ended:	2021	2020	2020	2020	2020
Core net income (loss) per common share:
Net income (loss)	$3,060	$1,583	$695	$(24,122)	$633
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	194				644
Add: Goodwill impairment				24,581
Net income (loss) – Core	$2,866	$1,583	$695	$459	$(11)

Average common shares outstanding	9,341,291	9,287,196	9,273,666	9,249,184	9,223,445
Core net income per common share	$0.31	$0.17	$0.07	$0.05	$0.00

Tangible book value:
Total stockholders’ equity	$98,623	$97,432	$95,424	$94,452	$118,441
Less: Goodwill					24,754
Less: Other intangible assets, net	1,786	1,918	2,227	2,397	2,566
Total tangible stockholders’ equity	$96,837	$95,514	$93,197	$92,055	$91,121

Common shares outstanding	9,348,831	9,306,442	9,279,503	9,263,697	9,236,039

Tangible book value per share	$10.36	$10.26	$10.04	$9.94	$9.87

Tangible stockholders’ equity to tangible assets:
Total stockholders’ equity	$98,623	$97,432	$95,424	$94,452	$118,441
Less: Goodwill					24,754
Less: Other intangible assets, net	1,786	1,918	2,227	2,397	2,566
Total tangible stockholders’ equity	$96,837	$95,514	$93,197	$92,055	$91,121

Total assets	$1,374,840	$1,357,554	$1,356,772	$1,346,800	$1,117,043
Less: Goodwill					24,754
Less: Other intangible assets, net	1,786	1,918	2,227	2,397	2,566
Total tangible assets	$1,373,054	$1,355,636	$1,354,545	$1,344,403	$1,089,723

Tangible stockholders’ equity to tangible assets	7.05%	7.05%	6.88%	6.85%	8.36%

Core return on average stockholders’ equity:
Net income (loss) GAAP	$3,060	$1,583	$695	$(24,122)	$633
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	194				644
Add: Goodwill impairment				24,581
Net income (loss) – Core	$2,866	$1,583	$695	$459	$(11)

Average stockholders’ equity	$98,923	$96,683	$96,010	$119,461	$119,157
Core return on average stockholders’ equity	11.75%	6.51%	2.88%	1.55%	(0.04)%

Return on average tangible equity:
Net income (loss) GAAP	$3,060	$1,583	$695	$(24,122)	$633

Average stockholders’ equity	$98,923	$96,683	$96,010	$119,461	$119,157
Less: average intangibles	1,849	2,116	2,310	26,961	27,401
Average tangible stockholders’ equity	$97,074	$94,567	$93,700	$92,500	$91,756

Return on average tangible stockholders’ equity	12.78%	6.66%	2.95%	(104.88)%	2.77%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
Three months ended:	2021	2020	2020	2020	2020
Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$3,060	$1,583	$695	$(24,122)	$633
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	194				644
Add: Goodwill impairment				24,581
Net income (loss) – Core	$2,866	$1,583	$695	$459	$(11)

Average stockholders’ equity	$98,923	$96,683	$96,010	$119,461	$119,157
Less: average intangibles	1,849	2,116	2,310	26,961	27,401
Average tangible stockholders’ equity	$97,074	$94,567	$93,700	$92,500	$91,756

Core return on average tangible stockholders’ equity	11.97%	6.66%	2.95%	2.00%	(0.05)%

Core return on average assets:
Net income (loss) GAAP	$3,060	$1,583	$695	$(24,122)	$633
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	194				644
Add: Goodwill impairment				24,581
Net income (loss) – Core	$2,866	$1,583	$695	$459	$(11)

Average assets	$1,364,225	$1,366,868	$1,354,350	$1,292,827	$1,085,345
Core return on average assets	0.85%	0.46%	0.20%	0.14%	0.00%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Mar 31	Mar 31
	2021	2020
Three months ended:

Core net income per common share:
Net income	$3,060	$633
Adjustments:
Less: Gains (loss) on sale of investment securities, net of tax	194	644
Add: Goodwill impairment
Net income (loss) – core	$2,866	$(11)

Average common shares outstanding	9,341,291	9,223,445

Core net income (loss) per common share	$0.31	$0.00